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                                   EXHIBIT 5.1
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                                  Law Offices Of
                             PILLSBURY MADISON & SUTRO
                                2700 Sand Hill Road
San Francisco            MENLO PARK, CALIFORNIA 94025-7020        San Diego
Los Angeles                  Telephone (415) 233-4500             Orange County
San Jose                     Telecopier (415) 233-4545            Sacramento
Washington, D.C.                                                  Tokyo
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Writer's Direct Dial Number

                                November 15, 1995



Western Micro Technology, Inc.
254 East Hacienda Avenue
Campbell, CA 95008


     Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Western Micro Technology, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relat-ing to 175,000 shares of the Company's Common Stock issuable pursuant to the Company's 1995 Employee Stock Purchase Plan, it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,



                             /s/ PILLSBURY MADISON & SUTRO


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